FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the novated distribution agreement (the “Agreement”) dated as of September 30, 2021, by and between The RBB Fund Trust (f/k/a PENN Capital Funds Trust), a Delaware statutory trust, and Foreside Fund Services, LLC, a Delaware limited liability company (together, the “Parties”) is effective as of February 14, 2023.

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on one or more counterparts.

THE RBB FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Teresa Cowan
Name:	James G. Shaw	Name:	Teresa Cowan
Title:	CFO & COO & Secretary	Title:	President
Date:	2/13/2023	Date:	February 14, 2023

EXHIBIT A

As of February    14, 2023

List of Funds

Penn Capital Mid Cap Core Fund (flk/a PENN Capital Managed Alpha SMID Cap Equity Fund)
Penn Capital Opportunistic High Income Fund (flk/a PENN Capital Multi-Credit High Income Fund)
Penn Capital Short Duration High Income Fund (flk/a PENN Capital Defensive Short Duration High Income Fund)
Penn Capital Special Situations Small Cap Equity Fund